NEWS RELEASE

American Eagle Outfitters Plans NYSE Listing

New Stock Symbol to be "AEO"

Warrendale, PA, February 6, 2007 - American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced that it has been cleared to file an application to list its common stock on the New York Stock Exchange (NYSE). The company anticipates that, subject to New York Stock Exchange approval, its common stock will begin trading on the NYSE under the symbol "AEO" on March 8, 2007. Until that time, American Eagle's shares will continue to trade on the NASDAQ Global Select Market under the symbol "AEOS."

Jim O'Donnell, Chief Executive Officer of American Eagle Outfitters, commented, "Our transfer to the New York Stock Exchange is an important milestone for our company and highlights the outstanding growth and profitability we have experienced over the past several years. As we look ahead, we are excited about our new relationship with the NYSE. We remain focused on creating shareholder value by expanding our brand portfolio, while continuing to drive strong profitability. We would like to thank the NASDAQ for their service and support over the years."

"American Eagle Outfitters' transfer to the NYSE reinforces the company's position as a recognized leader in the lifestyle brands sector," said NYSE Group, Inc. CEO John A. Thain. "We look forward to a strong relationship with American Eagle Outfitters and to providing the company with the highest market quality, unsurpassed brand visibility and unparalleled services that issuers have come to expect from the NYSE."

About American Eagle Outfitters:

American Eagle Outfitters, Inc. (Nasdaq: AEOS) is a leading retailer that operates under the American Eagle Outfitters and MARTIN + OSA brands.

American Eagle Outfitters designs, markets and sells its own brand of laidback, current clothing targeting 15 to 25 year-olds, providing high-quality merchandise at affordable prices. AE's original collection includes standards like jeans and graphic Ts as well as essentials like accessories, outerwear, footwear, basics and swimwear. American Eagle currently operates 834 stores in 50 states, the District of Columbia and Puerto Rico, and 72 AE stores in Canada. American Eagle also operates ae.com, which offers additional sizes and styles of favorite AE merchandise and ships around the world. The American Eagle brand also includes a new collection of dormwear and intimates, "aerie by American Eagle." aerie is available in American Eagle stores across the country and at aerie.com. It includes bras, undies, camis, hoodies, robes, boxers, sweats and leggings for the AE girl. Designed to be sweetly sexy, comfortable and cozy, aerie offers AE customers a new way to express their personal style everyday, from the dormroom to the coffee shop to the classroom.

The company introduced MARTIN + OSA, a new sportswear concept targeting 25 to 40 year-old women and men. MARTIN + OSA carries apparel, accessories and footwear, using denim and sport inspiration to design fun and sport back into sportswear. MARTIN + OSA currently operates five stores. For additional information and updates, visit martinandosa.com.

* * * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding the Company's intention to list its stock on the NYSE and future growth and profitability.  All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control.  Such factors include, but are not limited to the risk that trading expectations, growth and profitability might not be met and those other risks described in the Risk Factor Section of the Company's Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.  Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.  The Company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT: American Eagle Outfitters Inc.
Judy Meehan, 724-776-4857

OR

Financial Media Contact

Berns Communications Group
Stacy Berns or Melissa Jaffin, 212-994-4660